UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 10, 2022

BLOCKCHAIN COINVESTORS ACQUISITION CORP. I

(Exact name of registrant as specified in its charter)

Cayman Islands	0001-14050	98-1607883
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

PO Box 1093, Boundary Hall

Cricket Square, Grand Cayman

KY1-1102, Cayman Islands

(Address of principal executive offices, including zip code)

(345) 814-5726

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, par value $0.0001 per share, and one-half of one Redeemable Warrant	BCSAU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share, included as part of the Units	BCSA	The Nasdaq Stock Market LLC
Redeemable Warrants included as part of the Units	BCSAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into A Material Definitive Agreement.

Business Combination Agreement

On November 10, 2022, Blockchain Coinvestors Acquisition Corp. I, a Cayman Islands exempted company (“BCSA”), entered into a Business Combination Agreement (as it may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among BCSA, BCSA Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and Qenta, Inc., a Delaware corporation (“Qenta”).

The Business Combination Agreement and the transactions contemplated thereby were approved by the boards of directors of each of BCSA and Qenta.

The Business Combination

The Business Combination Agreement provides for, among other things, the following transactions: (i) BCSA will become a Delaware corporation (the “Domestication”) and, in connection with the Domestication, (A) BCSA’s name will be changed to “Qenta Inc.” (“New Qenta”) and (B) each outstanding Class A ordinary share of BCSA and each outstanding Class B ordinary share of BCSA will become one share of common stock of New Qenta (the “New Qenta Common Stock”); and (ii) following the Domestication, Merger Sub will merge with and into Qenta, with Qenta as the surviving company in the merger and continuing as a wholly-owned subsidiary of New Qenta (the “Merger”).

The Domestication, the Merger and the other transactions contemplated by the Business Combination Agreement are referred to as the “Business Combination.”

The Business Combination is expected to close in the first half of 2023, following the receipt of the required approval by BCSA’s shareholders and the fulfillment of regulatory requirements and other customary closing conditions.

Business Combination Consideration

In accordance with the terms and subject to the conditions of the Business Combination Agreement, (i) outstanding shares of Qenta (other than treasury shares and any Company Dissenting Shares (as defined in the Business Combination Agreement) will be exchanged for shares of New Qenta Common Stock and (ii) each outstanding Exchangeable Company RSU (as defined in the Business Combination Agreement) will be exchanged for comparable restricted stock units of New Qenta, based on an agreed upon equity value.

Representations and Warranties; Covenants

The Business Combination Agreement contains representations, warranties and covenants of each of the parties to the agreement that are customary for transactions of this type. The parties have also agreed to take all action as may be necessary or reasonably appropriate such that, as of the effective time of the Business Combination, the BCSA board of directors will consist of such number of directors to be agreed between BCSA and the Company, which shall be divided into three classes as nearly equal in size as is practicable, determined by Qenta and one individual determined by Blockchain Coinvestors Acquisition Sponsors I LLC (“BCSA Sponsor”). In addition, BCSA has agreed to adopt an equity incentive plan, as described in the Business Combination Agreement.

Conditions to Each Party’s Obligations

The obligation of BCSA and Qenta to consummate the Business Combination is subject to certain closing conditions, including, but not limited to, (i) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (ii) the absence of any order, law or other legal restraint or prohibition issued by any court of competent jurisdiction or other governmental entity of competent jurisdiction enjoining or prohibiting the consummation of the Domestication or the Merger, (iii) the effectiveness of the Registration Statement on Form S-4 (the “Registration Statement”) in accordance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”) registering the New Qenta Common Stock to be issued in the Merger and the Domestication, (iv) the required approvals of BCSA’s shareholders, (v) the approval of Qenta’s shareholders, (iv) the approval by Nasdaq of BCSA’s listing application in connection with the Business Combination, (v) the consummation of the Domestication, (vi) BCSA having at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Securities Exchange Act of 1934, as amended) remaining after the closing of the Business Combination, and (vii) the aggregate cash proceeds available to BCSA after redemptions at least equaling its aggregate closing expenses. In addition to certain other customary closing conditions, BCSA’s obligation to consummate the Business Combination is also conditioned upon BCSA’s receipt of an executed executive employment agreement with Brent de Jong, Qenta’s Chief Executive Officer.

Termination

The Business Combination Agreement may be terminated under certain customary and limited circumstances prior to the closing of the Business Combination, including, but not limited to, (i) by mutual written consent of BCSA and Qenta, (ii) by BCSA if the representations and warranties of Qenta are not true and correct or if Qenta fails to perform any covenant or agreement set forth in the Business Combination Agreement such that certain conditions to closing cannot be satisfied and the breach or breaches of such representations or warranties or the failure to perform such covenant or agreement, as applicable, are not cured or cannot be cured within certain specified time periods, (iii) termination by Qenta if the representations and warranties of BCSA or Merger Sub (the “BCSA Parties”) are not true and correct or if any BCSA Party fails to perform any covenant or agreement set forth in the Business Combination Agreement such that certain conditions to closing cannot be satisfied and the breach or breaches of such representations or warranties or the failure to perform such covenant or agreement, as applicable, are not cured or cannot be cured within certain specified time periods, (iv) subject to certain limited exceptions, by either BCSA or Qenta if the Business Combination is not consummated by 11:59 P.M. (pacific time) on November 10, 2023, (v) by either BCSA or Qenta if certain required approvals are not obtained from BCSA shareholders after the conclusion of a meeting of BCSA’s shareholders held for such purpose at which such shareholders voted on such approvals, (vi) either BCSA or Qenta, if any governmental entity of competent jurisdiction shall have issued an order permanently enjoining or prohibiting the Merger or the Domestication and such order shall have become final and nonappealable, (vii) by BCSA if Qenta has not delivered to BCSA the Closing Company Financial Statements (as defined in the Business Combination Agreement) by January 31, 2023, and (viii) by BCSA if Qenta has not delivered to BCSA a written consent of the Qenta shareholders approving the Business Combination and the transactions contemplated thereby (including the Merger) within two business days of the Registration Statement being declared effective under the Securities Act.

If the Business Combination Agreement is validly terminated, none of the parties to the Business Combination Agreement will have any liability or any further obligation under the Business Combination Agreement, except in the case of willful breach or fraud (each, as defined in the Business Combination Agreement) and for customary obligations that survive the termination thereof (such as confidentiality obligations).

A copy of the Business Combination Agreement is filed with this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference, and the foregoing description of the Business Combination Agreement is qualified in its entirety by reference thereto. The Business Combination Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Business Combination Agreement or other specific dates, as specified therein. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The representations, warranties and covenants in the Business Combination Agreement are also modified in important part by the underlying disclosure schedules which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to shareholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts.

Sponsor Letter Agreement

Concurrently with the execution of the Business Combination Agreement, BCSA, BCSA Sponsor, and Qenta entered into the Sponsor Letter Agreement (the “Sponsor Letter Agreement”), pursuant to which the Sponsor agreed to, among other things, (i) vote in favor of each of the transaction proposals to be voted upon at the meeting of BCSA shareholders, including approval of the Business Combination Agreement and the transactions contemplated thereby (including the Merger); (ii) waive any adjustment to the conversion ratio set forth in the governing documents of BCSA or any other anti-dilution or similar protection with respect to the Class B ordinary shares; and (iii) surrender to BCSA, immediately prior to the effective time of the Business Combination, private placement units, and BCSA Class B Shares held by the Sponsor such that the Sponsor will hold between 7.5 million and 11.3 million new Qenta Common Shares (and related private placement unit warrants) at the closing of the Business Combination, depending on the percentage of BCSA Class A Share redemptions.

A copy of the Sponsor Letter Agreement is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference, and the foregoing description of the Sponsor Letter Agreement is qualified in its entirety by reference thereto.

Transaction Support Agreements

Concurrently with the execution of the Business Combination Agreement, certain shareholders of Qenta entered into Transaction Support Agreements with BCSA (collectively, the “Transaction Support Agreements”), pursuant to which such parties have agreed to, among other things, support and vote in favor of the Business Combination Agreement (including the Merger).

A copy of the form of Transaction Support Agreement is filed with this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference, and the foregoing description of the Transaction Support Agreements is qualified in its entirety by reference thereto.

Lock-Up Agreement

Concurrently with the execution of the Business Combination Agreement, BCSA, BCSA Sponsor, the directors and officers of BCSA, and certain shareholders of Qenta entered into a lock-up agreement (the “ Lock-Up Agreement”), pursuant to which, among other things, such holders agreed not to effect any Transfer (as defined in the Lock-Up Agreement) of shares of common stock of New Qenta for a period of 180 days (and 60 days for smaller Qenta shareholders) following the closing of the Business Combination, in each case subject to, and conditioned upon and effective as of, the effective time of the Business Combination. The restrictions on Transfers of New Qenta common stock set forth in the Lock-Up Agreement supersede similar restrictions set forth in those certain Letter Agreements, dated November 9, 2021, by and among BCSA, BCSA Sponsor and each of the Insiders party thereto (as defined therein).

A copy of the form of Lock-Up Agreement is filed with this Current Report on Form 8-K as Exhibit 10.3 and is incorporated herein by reference, and the foregoing description of the Lock-Up Agreement is qualified in its entirety by reference thereto.

Forward Share Purchase Agreement

In connection with the execution of the Business Combination Agreement, BCSA entered into a Confirmation (the “Forward Purchase Agreement”), with Vellar Opportunity Fund SPV LLC - Series 5 (the “FPA Seller”), a client of Cohen & Company Financial Management, LLC (“Cohen”). Entities and funds managed by Cohen own equity interests in the Sponsor. Pursuant to the Forward Purchase Agreement, the FPA Seller intends, but is not obligated, to purchase after the date of the BCSA redemption deadline through a broker in the open market BCSA Class A ordinary shares, par value $0.0001 per share (“BCSA Class A Ordinary Shares”), including such shares that holders had elected to redeem pursuant to BCSA’s organizational documents in connection with the Business Combination, other than from BCSA or affiliates of BCSA, and (b) the FPA Seller has agreed to waive any redemption rights in connection with the Business Combination with respect to such BCSA Class A Ordinary Shares it purchases in accordance with the Forward Purchase Agreement (the “Subject Shares”). The Number of Shares shall equal the Subject Shares but shall be no more than 12,000,000 Shares. The FPA Seller has agreed to not beneficially own more than 9.9% of the New Qenta Common Stock on a post-combination pro forma basis.

The Forward Purchase Agreement provides that (a) one business day following the closing of the Business Combination, New Qenta will pay to the FPA Seller, out of the funds held in BCSA’s trust account, an amount (the “Prepayment Amount”) equal to the Redemption Price per share (the “Initial Price”) multiplied by the aggregate number of Subject Shares, if any (together, the “Number of Shares”), less 10% (the “Shortfall Amount”) on the date of such prepayment. New Qenta will also deliver the FPA Seller an amount equal to the product of 500,000 multiplied by the Redemption Price to repay the FPA Seller for having purchased up to an additional 500,000 BCSA Class A Ordinary Shares, which shall not be included in the Number of Shares or the Terminated Shares (as defined in the Forward Purchase Agreement).

From time to time and on any scheduled trading day after the closing of the Business Combination, the FPA Seller may sell Subject Shares or Additional Shares (as defined in the Forward Purchase Agreement) at its absolute discretion in one or more transactions, publicly or privately, and, in connection with such sales, terminate the Forward Purchase Transaction in whole or in part in an amount corresponding to the number of Subject Shares and Additional Shares. At the end of each calendar month during which any such early termination occurs, the FPA Seller will pay to the Company an amount equal to the product of (x) the Terminated Shares and (y) the Reset Price, where “Reset Price” refers to, initially, the Redemption Price. The Reset Price will be adjusted on the first scheduled trading day (as defined in the Forward Purchase Agreement) of each month commencing on the first calendar month following the closing of the Business Combination to be the lowest of (a) the then-current Reset Price, (b) $10.00 and (c) the VWAP Price (as defined in the Forward Purchase Agreement) of the last ten (10) scheduled trading days of the prior calendar month, but not lower than $5.00; provided, however, that, subject to certain exceptions, if the Company offers and sells shares of New Qenta Common Stock in a follow-on offering, or series of related offerings, at a price lower than, or upon any conversion or exchange price of currently outstanding or future issuances of any securities convertible or exchangeable for shares of New Qenta Common Stock being equal to a price lower than, the then-current Reset Price (the “Offering Price”), then the Reset Price shall be further reduced to equal the Offering Price. The payment of the Reset Price will not apply to sales of the Subject Shares or Additional Shares that provide proceeds to cover the FPA Sellers for the Shortfall Amount.

The Forward Purchase Agreement has a tenure of 36 months (“Maturity Date”), after which time New Qenta will be required to purchase from the FPA Seller such number of shares equal to the Maximum Number of Shares (as defined in the Forward Purchase Agreement) less the Terminated Shares (as such terms are defined in the Forward Purchase Agreement) for consideration, settled in cash or New Qenta Common Stock, equal to the Maturity Consideration, which is the amount of (a) in the case of cash, the product of the Maximum Number of Shares less the Terminated Shares and $1.75 and (b) in the case of New Qenta Common Stock, such number of New Qenta Common Stock with a value equal to the product of the Maximum Number of Shares less the Terminated Shares and $1.75 divided by the VWAP Price of the Shares for the 30 trading days prior to the Maturity Date. In certain circumstances, the Maturity Date may be accelerated, as described in the Forward Purchase Agreement.

BCSA and Qenta have agreed to pay to the FPA Seller a break-up fee equal to the sum of (i) all fees (in an amount not to exceed $75,000), plus (ii) $350,000, if BCSA or Qenta terminate the Forward Purchase Agreement prior to the FPA Sellers purchasing shares under the agreement, other than because the Business Combination did not close or Class A Ordinary Share redemptions were less than 80%.

The primary purpose of entering into the Forward Purchase Agreement is to help ensure the aggregate cash proceeds condition in the Business Combination Agreement will be met, increasing the likelihood that the transaction will close.

A copy of the Forward Purchase Agreement is filed with this Current Report on Form 8-K as Exhibit 10.4 and is incorporated herein by reference, and the foregoing description of the Forward Purchase Agreement is qualified in its entirety by reference thereto.

Item 7.01 Regulation FD Disclosure

On November 10, 2022, BCSA and Qenta issued a press release announcing their entry into the Business Combination Agreement. The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The foregoing (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and will not be deemed to be filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor will it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act.

Important Information and Where to Find It

A full description of the terms of the proposed transaction will be provided in a registration statement on Form S-4 to be filed by BCSA with the SEC that will include a prospectus with respect to New Quenta’s securities to be issued in connection with the Business Combination and a proxy statement with respect to the shareholder meeting of BCSA to vote on the Business Combination. This Current Report on Form 8-K does not contain all the information that should be considered concerning the proposed Business Combination and is not intended to form the basis of any investment decision or any other decision in respect of the Business Combination. BCSA and Qenta urge their investors, shareholders and other interested persons to read, when available, the preliminary proxy statement/prospectus as well as other documents filed with the SEC because these documents will contain important information about BCSA, Qenta and the transaction. After the registration statement is declared effective, the definitive proxy statement/prospectus to be included in the registration statement will be mailed to shareholders of BCSA as of a record date to be established for voting on the proposed Business Combination. Once available, shareholders of BCSA will also be able to obtain a copy of the S-4, including the proxy statement/prospectus, and other documents filed with the SEC without charge, by directing a request to: Blockchain Coinvestors Acquisition Corp. I, PO Box 1093, Boundary Hall Cricket Square, Grand Cayman KY1-1102, Cayman Islands, Attn: Secretary. The preliminary and definitive proxy statement/prospectus to be included in the registration statement, once available, can also be obtained, without charge, at the SEC’s website (www.sec.gov).

Participants in the Solicitation

BCSA and Qenta and their respective directors, executive officers, other members of management, and employees may, under SEC rules, be considered participants in the solicitation of proxies of BCSA’s shareholders with respect to the potential transaction described in this Current Report on Form 8-K. Information about the persons who may, under SEC rules, be deemed to be participants in the solicitation of BCSA’s shareholders in connection with the potential transaction will be set forth in BCSA’s registration statement on Form S-4 containing the preliminary proxy statement/prospectus when it is filed with the SEC. Such shareholders will be able to obtain copies of the preliminary proxy statement/prospectus, the definitive proxy statement/prospectus and other documents filed with the SEC, once available free of charge at the SEC’s website at www.sec.gov or by directing a request to: Blockchain Coinvestors Acquisition Corp. I, PO Box 1093, Boundary Hall Cricket Square, Grand Cayman KY1-1102, Cayman Islands, Attn: Secretary.

No Offer or Solicitation

This Current Report on Form 8-K is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the potential transaction and does not constitute an offer to sell or a solicitation of an offer to buy the securities of BCSA, Qenta or New Qenta, nor will there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities will be made except by means of a prospectus meeting the requirements of the Securities Act.

Forward Looking Statements

Certain statements made herein are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding future events, the Business Combination between BCSA and Qenta, the likelihood and ability or timing of the parties to successfully consummate the Business Combination, any anticipated future results and benefits of New Qenta following the Business Combination, including future opportunities for New Qenta, and other statements that are not historical facts. These statements are based on the current expectations of BCSA’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on, by any investor as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of BCSA and Qenta. These statements are subject to a number of risks and uncertainties regarding BCSA’s businesses and the Business Combination, and actual results may differ materially. These risks and uncertainties include, but are not limited to, general economic, political and business conditions; the inability of the parties to consummate the Business Combination or the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination Agreement; the outcome of any legal proceedings that may be instituted against the parties following the announcement of the Business Combination; the receipt of an unsolicited offer from another party for an alternative business transaction that could interfere with the Business Combination; the risk that the approval of the shareholders of BCSA or Qenta for the potential transaction is not obtained; failure to realize the anticipated benefits of the Business Combination, including as a result of a delay in consummating the potential transaction or difficulty in integrating the businesses of BCSA and Qenta; the risk that the Business Combination disrupts current plans and operations as a result of the announcement and consummation of the Business Combination; the ability of New Qenta to grow and manage growth profitably and retain its key employees; the amount of redemption requests made by BCSA’s shareholders; the inability to obtain or maintain the listing of the post-acquisition company’s securities on Nasdaq following the Business Combination; costs related to the Business Combination; and those factors discussed in BCSA’s final prospectus relating to its initial public offering, dated November 9, 2021, and other filings with the SEC. There may be additional risks that BCSA presently does not know or that BCSA currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements provide BCSA’s expectations, plans or forecasts of future events and views as of the date of this communication. BCSA anticipates that subsequent events and developments will cause BCSA’s assessments to change. However, while BCSA may elect to update these forward-looking statements at some point in the future, BCSA specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing BCSA’s assessments as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1*	Business Combination Agreement, dated as of November 10, 2022, by and among Blockchain Coinvestors Acquisition Corp. I, BCSA Merger Sub Inc., and Qenta Inc.

10.1	Sponsor Letter Agreement, dated as of November 10, 2022, by and among Blockchain Coinvestors Acquisition Corp. I, Blockchain Coinvestors Acquisition Sponsors I LLC, and Qenta Inc.

10.2	Form of Transaction Support Agreement.

10.3*	Form of Lock-Up Agreement.

10.4	Forward Purchase Agreement, dated as of November 9, 2022, by and among Blockchain Coinvestors Acquisition Corp. I, Vellar Opportunity Fund SPV LLC - Series 5, and Qenta Inc.

99.1	Press Release, dated November 10, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Exhibits and schedules have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K and will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 10, 2022	BLOCKCHAIN COINVESTORS ACQUISITION CORP. I

	By:	/s/ Lou Kerner
	Name:	Lou Kerner
	Title:	Chief Executive Officer